Exhibit 21.1

Subsidiaries of Orion Properties Inc.
Entity Name	Jurisdiction of Formation/Incorporation
Orion Properties LP	Maryland
Orion Properties LP LLC	Maryland
Orion Properties Services LLC	Maryland
Orion TRS Inc.	Maryland
Orion Properties Systems LLC	Delaware
CLF Sawdust Member LLC	Delaware
Orion NCR San Ramon CA, LLC	Delaware
Orion Redding CA LLC	Delaware
Orion New Port Richey FL LLC	Delaware
Orion Augusta GA LLC	Delaware
Orion Cedar Rapids IA LLC	Delaware
Orion Sioux City IA LLC	Delaware
Orion Deerfield IL 1 LLC	Delaware
Orion Deerfield IL 2 LLC	Delaware
Orion Deerfield IL 3 LLC	Delaware
Orion Deerfield IL 4 LLC	Delaware
Orion Deerfield IL 5 LLC	Delaware
Orion Deerfield IL 6 LLC	Delaware
Orion Minneapolis MN LLC	Delaware
Orion St Charles MO LLC	Delaware
Orion Malone NY LLC	Delaware
Orion Columbus OH LLC	Delaware
Orion Uniontown OH LLC	Delaware
Orion Salem OR LLC	Delaware
Orion Memphis TN LLC	Delaware

Orion Knoxville TN LLC	Delaware
Orion Brownsville TX 1 LLC	Delaware
Orion Brownsville TX 2 LLC	Delaware
Orion Paris TX LLC	Delaware
Orion Eagle Pass TX 1 LLC	Delaware
Orion Dallas TX LLC (DE)	Delaware
Orion Bedford TX LLC	Delaware
Orion Eagle Pass TX 2 LLC	Delaware
Orion Parkersburg WV LLC	Delaware
Realty Income Providence LaSalle Square, LLC	Delaware
Realty Income East Windsor SciPark, LLC	Delaware
Realty Income East Syracuse Fair Lakes, LLC	Delaware
ARC ATMTPSC001, LLC	Delaware
ARC ESSTLMO001, LLC	Delaware
ARC TITUCAZ001, LLC	Delaware
Orion Phoenix AZ LLC	Delaware
Orion Longmont CO LLC	Delaware
Orion Denver CO LLC	Delaware
Orion Cocoa FL LLC	Delaware
Orion Grangeville ID LLC	Delaware
Orion Indianapolis IN LLC	Delaware
Orion Lawrence KS 1 LLC	Delaware
Orion Lawrence KS 2 LLC	Delaware
Orion Blair NE LLC	Delaware
Orion Lincoln NE LLC	Delaware
Orion Amherst NY LLC	Delaware
Orion Tulsa OK LLC	Delaware

Orion Oklahoma City OK LLC	Delaware
Orion Nashville TN LLC	Delaware
Orion Fort Worth TX LLC	Delaware
Orion Irving TX LLC	Delaware
Orion Plano TX LLC	Delaware
Orion Sterling VA LLC	Delaware
Orion Milwaukee WI LLC	Delaware
ARCP GSPLTNY01, LLC	Delaware
ARC HRPWARI001, LLC	Delaware
KDC Norman Woods Business Trust	Virginia
CLF Fresno Business Trust	Virginia
CLF Lakeside Richardson LLC	Delaware
CLF Farinon San Antonio LLC	Delaware
CLF Cheyenne Tulsa, LLC	Delaware
CLF Pulco Two LLC	Delaware
CLF Lakeside Richardson LLC	Delaware
CLF Sierra, LLC	Delaware
CLF Pulco One LLC	Delaware
CLF Westbrook Malvern Business Trust	Virginia
ARC HRPBPAB002, LLC	Delaware
ARC HRPBPAA001, LLC	Delaware
ARCP OFC Covington KY, LLC	Delaware
ARCP OFC Dublin OH, LLC	Delaware
ARCP OFC Malvern PA, LLC	Delaware
257 W. Genesee, LLC	New York
Cole OF Urbana MD, LLC	Delaware
Cole OF Nashville TN, LLC	Delaware

Cole OF Kennesaw GA, LLC	Delaware
Cole OF Duluth GA, LLC	Delaware
Cole OF Parsippany NJ, LLC	Delaware
Cole OF Bedford MA, LLC	Delaware
Cole OF Hopewell Township NJ, LLC	Delaware